As filed with the Securities and Exchange Commission on September 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTODYN INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1887078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Antonio Migliarese

Chief Financial Officer

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

Telephone: (360) 980-8524

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Mary Ann Frantz

Miller Nash LLP

111 SW Fifth Avenue, Suite 3400

Portland, Oregon

Telephone: (503) 224-5858

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☒	Accelerated filer:	☐

Non-accelerated filer:	☐	Smaller reporting company:	☐

		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, preliminary prospectus dated September 14, 2022.

35,786,835 Shares of Common Stock

This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus of 35,786,835 shares of our common stock, par value $0.001, underlying certain warrants (collectively, the “Shares”). The shares of common stock being offered include:

1)	15,000,000 shares of common stock underlying warrants issued in exchange for assistance in obtaining a surety bond.
2)	20,786,835 shares of common stock underlying warrants issued to certain selling stockholders in 2021 and 2022 in connection with financial advisory fees payable to a placement agent;

The selling stockholders may sell all or a portion of the Shares from time to time, in amounts, at prices and on terms determined at the time of sale. The Shares may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 8.

We will not receive any proceeds from the sale of these Shares of our common stock by the selling stockholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

We are registering the offer and sale of these Shares pursuant to certain registration rights granted to the selling stockholders. The registration of these Shares of common stock does not necessarily mean that any of the Shares will be offered or sold by the selling stockholders. The timing and amount of any sale is within the sole discretion of the selling stockholders.

Our common stock is quoted on the OTCQB of OTC Markets Group, Inc. under the symbol “CYDY.” On September 13, 2022 the closing price of our common stock was $0.62 per share.

Investing in our securities involves risk. You should carefully consider the risks that we have described under the section captioned “Risk Factors” in this prospectus on page 6 before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

CytoDyn Inc. and its consolidated subsidiaries are referred to herein as “CytoDyn,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Our forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements. Our forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic, scientific, and competitive data and information on current business plans.

Our forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic, scientific, and competitive data and information on current business plans. Forward-looking statements include, among others, statements about leronlimab, its ability to have positive health outcomes, the Company’s ability to resolve the clinical holds imposed by the U.S. Food and Drug Administration (the “FDA”) and information regarding future operations, future capital expenditures and future net cash flows. You should not place undue reliance on our forward-looking statements, which are subject to risks and uncertainties relating to, among other things: the regulatory determinations of leronlimab’s safety and effectiveness by the FDA and various drug regulatory agencies in other countries; the Company’s ability to raise additional capital to fund its operations; the Company’s ability to meet its debt and other payment obligations; the Company’s ability to enter into or maintain partnership or licensing arrangements with third-parties; the Company’s ability to retain key employees; the timely and sufficient development, through internal resources or third-party consultants, of analyses of the data generated from the Company’s clinical trials required by the FDA or other regulatory agencies in connection with the Company’s Biologic License Application (“BLA”) resubmission or other applications for approval of the Company’s drug product; the Company’s ability to achieve approval of a marketable product; the design, implementation and conduct of the Company’s clinical trials; the results of the Company’s clinical trials, including the possibility of unfavorable clinical trial results; the market for, and marketability of, any product that is approved; the existence or development of vaccines, drugs, or other treatments that are viewed by medical professionals or patients as superior to the Company’s products; regulatory initiatives, compliance with governmental regulations and the regulatory approval process; legal proceedings, investigations or inquiries affecting the Company or its products; general economic and business conditions; changes in foreign, political, and social conditions; stockholder actions or proposals with regard to the Company, its management, or its Board of Directors; and various other matters, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties develop, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated, or otherwise indicated by our forward-looking statements. We urge you to specifically consider the various risk factors identified in this prospectus, including the statements set forth in the section titled “Risk Factors” and elsewhere in this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated herein or therein by reference, any of which could cause actual results to differ materially from those indicated by our forward-looking statements. Except as required by law, we do not undertake any responsibility to update any forward-looking statements to take into account events or circumstances that occur after the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus on page 6, and the financial statements and other information incorporated by reference in this prospectus, when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement, including the information incorporated by reference therein, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About Us

We are a biotechnology company focused on the clinical development and potential commercialization of our product candidate, leronlimab (PRO 140), which is being studied for the treatment of Human Immunodeficiency Virus (HIV) infection, nonalcoholic steatohepatis (NASH), oncology and other immunological indications. Our current business strategy is to seek the removal of the partial and full clinical holds recently imposed by the FDA in March 2022, evaluate feasibility and timelines for the resubmission of our BLA for leronlimab as a combination therapy for highly treatment-experienced HIV patients, and to seek to further develop leronlimab for other HIV-related indications. We also seek to advance our clinical development of leronlimab for various forms of cancer, including metastatic triple negative breast cancer and other solid tumors, as well as to continue to evaluate NASH and Non-Alcoholic Fatty Liver Disease, and concurrently to explore other potential immunologic indications for leronlimab.

Corporate Information

CytoDyn Inc. is a Delaware corporation with its principal executive offices at 1111 Main Street, Suite 660, Vancouver, Washington 98660, telephone (360) 980-8524. Our website can be found at www.cytodyn.com. We do not intend to incorporate any contents from our website into this prospectus. Effective August 27, 2015, we completed a reincorporation from Colorado to Delaware. Effective November 16, 2018, we implemented a holding company reorganization, as a result of which we became the successor issuer and reporting company to the former CytoDyn Inc. (now our wholly owned subsidiary, CytoDyn Operations Inc.).

Description of Transactions in which Shares of Common Stock and Warrants Held by Selling Stockholders Were Issued

The selling stockholders identified in this prospectus may sell shares of our common stock as shown under “Selling Stockholders” below. The transactions in which the shares of our common stock available for resale under this prospectus were or may be acquired by the selling stockholders, including shares underlying warrants to purchase our common stock, are described below.

Issuance of Warrants to Placement Agent in Connection with Private Placement Offerings. During November 2021 and the period from April through June 2022, in connection with private placements of common stock and warrants to accredited investors, we issued to Paulson Investment Company, LLC, as placement agent, or to its designees, warrants to purchase a total of 20,786,835 shares of our common stock. The warrants have a 10-year term and were immediately exercisable upon issuance. Warrants to purchase up to 1,363,320 shares have an exercise price of $1.00 per share and warrants to purchase up to 19,423,515 shares have an exercise price of $0.255 per share. The warrants include a cashless exercise provision. The shares of common stock underlying the warrants are among those being offered for resale as shown under “Selling Stockholders” beginning on page 6 of this prospectus.

Warrants Issued to 4-Good Ventures LLC. On February 14, 2022, we entered into a Surety Bond Backstop Agreement (the “Backstop Agreement”) with David F. Welch, Ph.D., both individually and in his capacity as trustee of a revocable trust, LRFA, LLC, a Delaware limited liability company, and certain other related parties (collectively, the “Indemnitors”). Pursuant to the Backstop Agreement, the Indemnitors agreed to assist the Company in obtaining a surety bond (the “Surety Bond”) for posting in connection with the Company’s ongoing litigation with Amarex Clinical Research, LLC, by, among other things, agreeing to indemnify the issuer of the Surety Bond with respect to the Company’s obligations under the Surety Bond. Under the Backstop Agreement, the Company issued to 4-Good Ventures LLC, an affiliate of the Indemnitors (“4-Good Ventures”), two warrants, each for the purchase of 15,000,000 shares of our common stock, as a backstop fee (the “Backstop Warrants”), each with a five-year term and, as amended in July 2022, an exercise price of $0.20 per share. The 15,000,000 shares of common stock underlying one of the Backstop Warrants are being offered for resale as shown under “Selling Stockholders” beginning on page 6 of this prospectus.

THIS OFFERING

We are registering for resale by the selling stockholders named herein an aggregate of 35,786,835 shares of our common stock as described below.

Issuer:	CytoDyn Inc.

Securities being offered:	35,786,835 shares underlying outstanding warrants to purchase our common stock, as described under “Description of Transactions in which Warrants Held by Selling Stockholders Were Issued” above.

Use of proceeds:

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling stockholders. The selling stockholders will bear all selling and other expenses incurred in connection with the sale or other disposition by them of the shares covered hereby.

Market for common stock:	Our common stock is quoted on the OTCQB of the OTC Market under the symbol “CYDY.” On September 13, 2022, the closing price of our common stock was $0.62 per share.

Risk factors:	See “Risk Factors” below for risks you should consider before investing in our shares.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents that are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement, before investing in any of our securities. Our financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

When we refer to the “selling stockholders” in this prospectus, we mean the persons or entities specifically identified in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and other successors-in-interest who may subsequently hold any of the selling stockholders’ interests other than through a public sale.

The table below sets forth information concerning the resale of our shares by the selling stockholders. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations with regard to the common stock. Unless otherwise stated below in the footnotes, to our knowledge, neither the selling stockholders, nor any affiliate of such stockholders, has held any position or office with us during the three years prior to the date of this prospectus. In addition, the selling stockholders have represented to us that neither the selling stockholders, nor any affiliate of the selling stockholders, is a broker-dealer, or an affiliate of a broker-dealer.

We have registered 35,786,835 shares of our common stock for resale by the selling stockholders named below. We will not receive any of the proceeds of sales by the selling stockholders of any of the shares of common stock covered by this prospectus.

Set forth below are the names of the selling stockholders and the amount and percentage of common stock beneficially owned by each of the selling stockholders (including shares which the stockholders have the right to acquire within 60 days) prior to the offering, the shares to be sold in the offering, and the amount and percentage of common stock to be owned by each (including shares which the stockholders have the right to acquire within 60 days) after the offering assuming all shares are sold. The footnotes provide information about persons who have voting and dispositive power with respect to shares held by the selling stockholders.

The amounts and information set forth below are based upon information provided to us by the selling stockholders as of September 14, 2022, except as otherwise noted below. The selling stockholders may sell all or some of the shares of common stock they are offering, and may sell, unless indicated otherwise in the footnotes below, shares of our common stock otherwise than pursuant to this prospectus. The table below assumes that the selling stockholders sell all of the shares offered by them in offerings pursuant to this prospectus and do not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

Name of Selling Stockholder		Shares Beneficially Owned Pre-Offering (1)	% Owned Pre-Offering (2)	Common Stock Offered in this Offering	Warrant Shares	Number of Shares Post-Offering	% of Shares Post-Offering (2)
4-Good Ventures, LLC	(3)	37,813,628	4%	-	15,000,000	22,813,628	3%
Paulson Investment Company, LLC	(4)	4,981,149	*	-	3,588,961	1,392,188	*
Albert Landstrom	(5)	564,471	*	-	394,471	170,000	*
Brandon Firby	(5)	34,577	*	-	26,877	7,700	*
Christopher Clark	(5)	5,359,022	*	-	3,503,447	1,855,575	*
Damon Thomas	(5)	556,385	*	-	459,385	97,000	*
Daniel Mancuso	(5)	23,820	*	-	21,795	2,025	*
Eugene Webb	(5)	4,795,675	*	-	3,411,017	1,384,658	*
Gary Saccaro	(5)	1,311,205	*	-	719,503	591,702	*
Harry Striplin	(5)	120,772	*	-	110,999	9,773	*
Hazem Algendi	(5)	19,686	*	-	19,686	-	*
John McAuliffe	(5)	36,937	*	-	36,937	-	*
John Nole	(5)	90,236	*	-	70,236	20,000	*
Joshua Kaikov	(5)	50,404	*	-	50,404	-	*
Kyle Soucy	(5)	3,850	*	-	3,850	-	*
Margaret Lorraine Maxfield	(5)	43,909	*	-	2,000	41,909	*
Malcolm Alexander Winks	(5)	421,808	*	-	369,997	51,811	*
Marta Wypych	(5)	447,736	*	-	415,736	32,000	*
Mason Sexton	(5)	4,000	*	-	4,000	-	*
Matthew Miller	(5)	6,079	*	-	5,099	980	*
Michael Graichen	(5)	750	*	-	750	-	*
Nikhil Arcot	(5)	4,000	*	-	4,000	-	*
Peter Fogarty	(5)	348,968	*	-	45,373	303,595	*
Raymond Guarini	(5)	16,722	*	-	16,722	-	*
Robert Setteducati	(5)	5,077,992	*	-	3,503,447	1,574,545	*
Rodney Baber	(5)	133,750	*	-	13,750	120,000	*
Ryan Sikorsky	(5)	15,409	*	-	14,746	663	*
Terrence Lynch	(5)	96,594	*	-	86,594	10,000	*
Thomas Endres	(5)	17,165	*	-	1,500	15,665	*
Thomas Parigian	(5)	4,126,058	*	-	3,503,447	622,611	*
Timothy Dabulis	(5)	4,461	*	-	4,461	-	*
Trent Davis	(5)	404,883	*	-	377,645	27,238	*

*	Represents less than 1%.
(1)	Beneficial ownership includes shares of common stock as to which a person or group has sole or shared voting power or dispositive power. Shares of common stock registered hereunder include shares that are exercisable or convertible within 60 days following September 14, 2022. Such shares are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person holding such convertible securities, but are not deemed outstanding for computing the percentage of any other person.
(2)	Percentages are based on 812,255,400 shares of common stock outstanding as of August 31, 2022.

(3)	David Welch, as manager, has voting and dispositive power over the warrants covering 30,000,000 shares of common stock held by 4-Good Ventures LLC. Mr. Welch also has voting and dispositive power over 7,813,628 shares of which 2,001,639 are held by 4-Good Ventures LLC, 5,179,335 are held in trusts, and 632,654 are held directly by Mr. Welch
(4)	The Executive Committee of Paulson Investment Company, LLC, a broker-dealer registered with the SEC and a member of FINRA, has voting and dispositive power over these warrant shares. The members of the Executive Committee are Messrs. Clark, Parigian and Setteducati. The warrants were issued to Paulson Investment Company, LLC, or its designees as partial compensation for serving as placement agent in private offerings conducted by the Company. We also paid Paulson Investment Company, LLC, a total of approximately $4.2 million in cash as fees for its services as placement agent.
(5)	Individual is an officer, employee, or member of Paulson Investment Company, LLC.

Material Transactions with Selling Stockholders

David F. Welch, Ph.D., served as a director of the Company from January 10, 2019 through September 30, 2020. Also, on July 15, 2019, the Company entered into a consulting agreement with Dr. Welch to serve as non-executive interim Strategy Advisor. The consulting agreement was terminated in October 2019. Dr. Welch received stock options for 250,000 shares at a per share exercise price of $0.385 and for 187,500 shares at a per share exercise price of $0.39 as compensation under the consulting agreement.

In February 2022, Dr. Welch agreed to enter into a Surety Bond Backstop Agreement (the “Backstop Agreement”), both individually and in his capacity as trustee of a revocable trust, LRFA, LLC, and certain other related parties (collectively, the “Indemnitors”). Pursuant to the Backstop Agreement, the Indemnitors agreed to assist the Company in obtaining a surety bond in the amount of $6.5 million for posting in connection with the Company’s ongoing litigation with Amarex Clinical Research, LLC by, among other things, agreeing to indemnify the issuer of the surety bond with respect to the Company’s obligations under the surety bond. As partial consideration for entering into the Backstop Agreement, the Company issued to 4-Good Ventures LLC, an affiliate of the Indemnitors (“4-Good”), a warrant to purchase up to 15,000,000 shares of our common stock. The Company also issued to 4-Good an additional warrant to purchase up to 15,000,000 shares of our common stock that was exercisable only if the Indemnitors were required to make a payment to the issuer of the surety bond as a result of their indemnification. The second warrant was amended in July 2022 to remove the condition to exercisability and the exercise price of both warrants was decreased from $0.30 per share to $0.20 per share. Accordingly, both warrants are fully exercisable and have a five-year term. Also, if the Indemnitors are required to make a payment to the issuer of the surety bond, within 90 days of such payment, the Company must reimburse the Indemnitors for any amount paid by them to the issuer of the surety bond and also pay the Indemnitors an indemnification fee in an amount equal to 1.5 times the amount paid by the Indemnitors to the issuer of the surety bond. The payment obligations of the Company to the Indemnitors under the Backstop Agreement bear interest at 10% per annum and are secured by substantially all of the patents currently held by the Company.

PLAN OF DISTRIBUTION

The selling stockholders, which for this purpose include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, dividend, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales or other dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling our shares or interests in our shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	an agreement by a broker-dealer with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of our shares owned by them and, if a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer our shares in other circumstances, in which case the transferees, pledgees or other successors will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our shares in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from sales of shares by the selling stockholders.

The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or under Section 4(a)(1) of the Securities Act, if available, rather than by means of this prospectus.

In connection with the sale of shares of common stock covered by this prospectus, broker-dealers may receive commissions or other compensation from the selling stockholders in the form of commissions, discounts or concessions.

Broker-dealers may also receive compensation from purchasers of the shares of common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the shares for whom they act as agents. Underwriters may sell the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on behalf of the selling stockholders that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate amount of compensation in the form of underwriting discounts, concessions, commissions or fees and any profit on the resale of shares by the selling stockholders that may be deemed to be underwriting compensation pursuant to Financial Industry Regulatory Authority, Inc., rules and regulations will not exceed applicable limits.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities, including but not limited to, Sections 11, 12, and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We will pay all expenses of the registration of the common stock for resale by the selling stockholders, including, without limitation, filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the selling stockholders will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by them.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling stockholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Miller Nash LLP. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements for the fiscal year ended May 31, 2022, incorporated in this prospectus by reference from our 2022 Form 10-K, have been audited by Macias Gini & O’Connell LLP, an independent registered public accounting firm. Their report relating to the consolidated financial statements of CytoDyn Inc. contains two explanatory paragraphs regarding substantial doubt as to CytoDyn Inc.’s ability to continue as a going concern and its restatement of the fiscal year ended May 31, 2021 (Note 14). Their report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of May 31, 2022. These reports are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements for the fiscal years ended May 31, 2021 and 2020, incorporated in this prospectus by reference from our 2022 Form 10-K, have been audited by Warren Averett, LLC, an independent registered public accounting firm, as stated in its report dated July 30, 2021 (except for the effect of the revision discussed in Note 2 to our consolidated financial statements, as to which the date is January 10, 2022), which report is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the Registration Statement. This prospectus does not contain all of the information in the Registration Statement, including the exhibits filed with or incorporated by reference into the Registration Statement. The Registration Statement, its exhibits, and the documents incorporated by reference into this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents. The Registration Statement and the exhibits are available through the SEC’s EDGAR website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.cytodyn.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus or any applicable prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate only on the date of the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended May 31, 2022 filed with the SEC on August 15, 2022 (the “2022 Form 10-K”);
●	Our Current Reports on Form 8-K filed with the SEC on June 30, 2022, July 25, 2022, August 5, 2022, August 30, 2022, and August 31, 2022; and
●	The description of our common stock contained in Exhibit 4.1 to the 2022 Form 10-K.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial Registration Statement and prior to effectiveness of the Registration Statement and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

35,786,835 Shares of Common Stock

PROSPECTUS

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts are estimates except the SEC registration fee (which has previously been paid).

SEC Registration Fee	$2,072.93	*
Legal Fees and Expenses	5,000.00	*
Accounting Fees and Expenses	2,000.00	*
Printing	2,000.00	*
Total	$11,072.93	*

*	Estimated.

Item 15.Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL).

Section 102 of the DGCL authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (1) breaches of the duty of loyalty, (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (3) unlawful payments of dividends, stock purchases or redemptions or (4) transactions from which a director derives an improper personal benefit.

The registrant’s certificate of incorporation and by-laws contain provisions protecting its directors and officers to the fullest extent permitted by Sections 102 and 145 of the DGCL.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against certain liabilities asserted against and incurred by such person in any such capacity or arising out of such person’s status as such. The registrant maintains liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity.

The registrant has entered into agreements to indemnify its directors and officers to the maximum extent allowed under Delaware law. These agreements, among other things, indemnify the registrant’s directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in the registrant’s right, on account of any services undertaken by such person on behalf of the registrant or that person’s status as a member of the registrant’s board of directors.

The registrant also maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 16.Exhibits

The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located on the page immediately preceding the signature page to this registration statement.

Item 17.Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,
(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(a)	If the registrant is relying on Rule 430B:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
(c)	The portion of any other free writing prospectus relating to the offering containing material information about registrant or its securities provided by or on behalf of the registrant; and
(d)	Any other communication that is an offer in the offering made by a registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Incorporation of CytoDyn Inc., as amended (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-Q filed with the SEC on April 11, 2022).

3.2	Amended and Restated By-Laws of CytoDyn Inc. (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K12G3 filed with the SEC on November 19, 2018).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K12G3 filed September 1, 2015).

4.2	Form of Placement Agent Warrant (Private Offerings, as amended) (incorporated by reference to Exhibit 4.11 to our Annual Report on Form 10-K filed on July 27, 2018).

4.3	Make-Whole Warrant issued to 4-Good Ventures LLC (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on February 17, 2022).

5.1*	Opinion of Miller Nash LLP.

23.1*	Consent of Warren Averett, LLC.

23.2*	Consent of Macias Gini & O’Connell LLP.
23.3*	Consent of Miller Nash LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, as of September 14, 2022.

CYTODYN INC.

By:	/s/ Cyrus Arman
Cyrus Arman
President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Cyrus Arman and Antonio Migliarese, or each of them, as his or her true and lawful attorney-in-fact and agent for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Cyrus Arman	President	September 14, 2022
Cyrus Arman, Ph.D.	(Principal Executive Officer)

/s/ Antonio Migliarese	Chief Financial Officer	September 14, 2022
Antonio Migliarese	(Principal Financial and Accounting Officer)

/s/ Scott Kelly	Director and Chief Medical Officer	September 14, 2022
Scott A. Kelly, M.D

/s/ Tanya Durkee Urbach	Director	September 14, 2022
Tanya Durkee Urbach

/s/ Lishomwa C. Ndhlovu	Director	September 14, 2022
Lishomwa C. Ndhlovu, M.D., Ph.D.

/s/ Karen J. Brunke	Director	September 14, 2022
Karen J. Brunke, Ph.D.

/s/ Ryan M. Dunlap	Director	September 14, 2022
Ryan M. Dunlap